Exhibit 21.1

SIEBEL SYSTEMS, INC.
SUBSIDIARIES

Subsidiary	Country or State of Incorporation
Domestic
Siebel America Fund, Inc.	California
Siebel Scholars Foundation	California
MOHR Development, Inc.	Connecticut
InterActive WorkPlace, Inc.	Delaware
Jaguar Delaware Sub, Inc.	Delaware
Janna Systems (US) Inc.	Delaware
nQuire Software, Inc.	Delaware
OnLink Technologies, LLC	Delaware
OpenSite Technologies, LLC	Delaware
Paragren Technologies, Inc.	Delaware
Sales.com, Inc.	Delaware
Scopus Technology, LLC	Delaware
Siebel Helpline.com, Inc.	Delaware
Siebel Systems Holdings, LLC	Delaware
Siebel Systems International LLC	Delaware
Siebel Systems International LP	Delaware
SiebelNet, Inc.	Delaware
OnTarget (US) Inc.	Georgia
OnTarget, LLC	Georgia
Trillium Research, Inc.	Georgia
RogersGrant Acquisition Corp.	Massachusetts
Nomadic Systems, Inc.	New Jersey
The 20-20 Group, Ltd.	Ohio
The Sales Consultancy, Inc.	Texas
International
Siebel Systems Argentina S.R.L.	Argentina
Siebel Systems Australia Pty Ltd.	Australia
Siebel Systems Osterreich GmbH	Austria
Siebel Systems Belgium SPRL	Belgium
Siebel Systems Brasil Ltda	Brazil
Siebel Janna Arrangement, Inc.	Canada
Siebel Systems Canada, Limited.	Canada
Comercial Siebel Systems Chile Limitada	Chile
Siebel Systems Hong Kong Ltd.	China
Siebel Systems Colombia Ltda	Columbia
Siebel Systems Danmark ApS	Denmark
Siebel Systems Suomi Oy	Finland
Siebel Systems France SAS	France
Siebel Systems Deutschland GmbH	Germany
Siebel Systems Magyarorszäg Kft	Hungary
Siebel Systems EMEA Limited	Ireland
Siebel Systems Ireland Holdings, Limited	Ireland
Siebel Systems Isle of Man, Limited	Isle of Man
Siebel Systems Israel Software Ltd.	Israel
Siebel Systems Italia Consulting S.r.l.	Italy
Siebel Systems Italia S.r.l.	Italy
Siebel Systems Japan K.K.	Japan
Siebel Systems (Jersey) Limited	Jersey
Siebel Systems Malaysia Sdn.Bhd.	Malaysia
Siebel Systems de Mexico S de R.L. de C.V.	Mexico
Siebel Systems Australia Pty Ltd.	New Zealand
Siebel Systems Norge A.S.	Norway
Janna Nova Scotia Sub Company	Nova Scotia
Siebel Systems Siebel Systems Polska Sp. z o.o	Poland
Siebel Systems Portugal Solucoes De Informacao	Portugual
Siebel Systems Singapore Pte Ltd.	Singapore
Siebel Systems South Africa (Proprietary) Limited	South Africa
Siebel Systems Korea Limited	South Korea
Siebel Systems Espana S.L.	Spain
Siebel Systems Sverige AB	Sweden
OnTarget, S.A.	Switzerland
Siebel Systems Schweiz GmbH	Switzerland
Siebel Systems Ceska Republika s.r.o.	The Czech Republic
Do-Holding B.V.	The Netherlands
Do-Opleidingstechnologie B.V.	The Netherlands
Siebel Systems Benelux B.V.	The Netherlands
Siebel Systems Yazilimi Hizmelteri Sirketi	Turkey
OnLink Europe Ltd.	United Kingdom
OpenSite Europe Limited	United Kingdom
OnTarget UK Ltd.	United Kingdom
Siebel Systems UK Ltd.	United Kingdom
Corporate Training Systems Limited	United Kingdom & Wales